Exhibit b

DNP SELECT INCOME FUND INC.

BYLAWS
(as amended effective on November 15, 2004)

ARTICLE I.

STOCKHOLDERS

            SECTION  1.01. Annual Meeting. The Fund shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 a.m. on the second Tuesday of May in each year if not a legal holiday, or at such other time on such other day in the month of May as shall be set by the Board of Directors. Except as the Charter, these Bylaws or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Fund's existence or affect any otherwise valid corporate acts.

            SECTION  1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Fund) with or without a meeting. Subject to the procedures set forth in Section 1.11 and this Section, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, on payment of these costs to the Fund, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have sole power to fix the date and time of the special meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding 12 months.

SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

            SECTION  1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Any notice given by the Fund to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Fund gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Fund gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Fund. The notice shall state the time of the meeting, the place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at the stockholder's address as it appears on the records of the Fund or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Fund has received a request from a stockholder that notice not be sent by electronic transmission, the Fund may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Fund is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving the notice. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Fund that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if the person before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

            SECTION  1.05. Quorum; Voting. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of any class or series of shares are entitled to vote as a separate class or series (such class or series being referred to as a "Separate Class") or where the holders of two or more (but not all) classes or series of stock are required to vote as a single class or series (such classes or series being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. Unless any statute or the Charter provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

            SECTION  1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Whether or not a quorum with respect to a Separate Class or a Combined Class, as the case may be, is present, a meeting of stockholders of a Separate Class or a Combined Class convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

            SECTION  1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock (or fraction thereof), regardless of class or series, is entitled to one vote (or fraction of a vote) on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock (or fraction thereof) may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock (or fraction thereof) the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Fund or its assets or liabilities.

            SECTION  1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number, class and series of shares held by each stockholder and certified by the transfer agent for such class or series or by the Secretary, shall be furnished by the Secretary.

            SECTION 1.09. Conduct of Business. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Fund's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Fund (i) who was a stockholder of record at the time of giving notice(s) provided for in Section 1.11 and Section 1.12, (ii) who is entitled to vote at the meeting and (iii) who complied with the notice(s) procedures set forth in Section 1.11 and Section 1.12. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Fund's notice of meeting and (b), in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Fund (A) who was a stockholder of record at the time of giving notice provided for in Section 1.11, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in Section 1.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 1.11, Section 1.12 and this Section and, if any proposed nomination or business is not in compliance with Section 1.11, Section 1.12 and this Section, to declare that such defective nomination or proposal be disregarded.

            SECTION  1.10. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by the holders, present in person or by proxy, of at least 10 percent of the shares issued and outstanding and entitled to vote at the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the stockholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of the holders, present in person or by proxy, of at least 10 percent of the shares issued and outstanding and entitled to vote at the meeting, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of stockholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

            SECTION  1.11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Fund. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Fund (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder's notice to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Fund unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

            SECTION  1.12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Fund (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.11 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.11 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

ARTICLE II. BOARD OF DIRECTORS

            SECTION  2.01. Function of Directors. The business and affairs of the Fund shall be managed under the direction of its Board of Directors. All powers of the Fund may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws. The Board of Directors may delegate the duty of management of the assets and the administration of the day-to-day operations of the Fund to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of renewals thereof, required by the Investment Company Act of 1940, as amended (the "Investment Company Act").

            SECTION  2.02. Number and Qualification of Directors. The Board of Directors shall consist of 3 directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors, provided that the number of directors shall not be less than 3 or more than 15 nor shall any change in the number of directors affect the tenure of office of any director. The membership of the Board of Directors shall meet the applicable requirements under the Investment Company Act. No person shall stand for election or reelection as a director of the Fund if that person would be 75 years old or older at the date of the proxy statement for the meeting of stockholders at which such election would take place, unless such person's candidacy shall have been approved by a unanimous vote of all of the directors present at a meeting at which a quorum is present (other than any director whose candidacy is being approved).

           SECTION  2.03. Election and Tenure of  Directors. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, the directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class of directors expiring in each year. In accordance with the provisions of the Charter, the classes shall be designated as Class I, Class II, and Class III, respectively. At each successive annual meeting of stockholders, the holders of stock present in person or by proxy at such meeting and entitled to vote thereat shall elect members of each successive class to serve for three year terms and until their successors are elected and qualify (and, as appropriate, the members of any other class to serve for the remainder of the term of that class and until their successors are elected and qualify). If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Section 2.05, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

             SECTION  2.04. Removal of  Director. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors and unless statute provides otherwise, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of at least 75 percent of the votes entitled to be cast generally for the election for directors.

            SECTION  2.05. Vacancy on Board of Directors. Subject to the Investment Company Act and consistent with the election in Section 8.11, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause. Consistent with the election in Section 8.11, a director elected by the Board of Directors to fill a vacancy serves for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.

           SECTION  2.06. Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman at such stockholders meeting, the Board of Directors shall meet immediately following the close of and at the place of such stockholders meeting. Any other regular meeting of the Board of Directors shall be held on such date and time, at such place or by means of remote communication, as may be designated from time to time by the Board of Directors. No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

            SECTION  2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman or by a majority of the Board of Directors or a majority of the members of the Executive Committee by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting. A special meeting of the Board of Directors shall be held on such date, at any place or by means of remote communication, as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place or means of remote communication as may be designated in the call.

            SECTION  2.08. Notice of Meetings. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time of the meeting and place or that the meeting is being held by means of remote communication. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Fund, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

            SECTION  2.09. Quorum; Action by Directors. A majority of the total number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors. Except as to votes that the Investment Company Act requires to be taken in person, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

            SECTION  2.10. Meeting by Conference Telephone. Except as to votes that the Investment Company Act requires to be taken in person, members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

            SECTION  2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, an annual retainer, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Fund or "affiliated persons" as defined in the Investment Company Act of the Fund's investment advisor or principal underwriter shall not be paid for attendance at meetings of the Board of Directors or committees thereof for which fees are paid to other directors. A director who serves the Fund in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

           SECTION  2.12. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Fund addressed to the Chairman or the President. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman or the President.

            SECTION  2.13. Presumption of  Assent. A director of the Fund who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Fund immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.

            SECTION  2.14. Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board of Directors, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have voting rights in connection with any business of the Board of Directors or any committee of the Board of Directors.

ARTICLE III. COMMITTEES

           SECTION  3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to (i) authorize dividends on stock (other than as provided below), (ii) elect directors, (iii) issue stock (other than as provided below), (iv) recommend to the stockholders any action which requires stockholder approval, (v) amend these Bylaws, or (vi) approve any merger or share exchange which does not require stockholder approval. The Executive Committee, if appointed, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Fund that may lawfully be exercised by a committee. The membership of each committee shall meet the applicable requirements under the Investment Company Act. If the Board of Directors has given general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, a committee of the Board of Directors or an officer of the Fund, in accordance with that general authorization, may fix the amount and other terms of the distribution. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

             SECTION  3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

           SECTION  3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Fund by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Fund in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Fund, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Fund in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Fund to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.

ARTICLE IV. OFFICERS

           SECTION  4.01. Executive and Other Officers. The Fund shall have a Chairman, a President, a Secretary, and a Treasurer. The Fund may also have one or more Vice Chairmen, Vice Presidents, assistant officers, and subordinate officers at the designation by the Board of Directors. A person may hold more than one office in the Fund except that no person may serve concurrently as both President and Vice President of the Fund. The Chairman and any Vice Chairmen shall be directors, and the other officers may be directors. The Board of Directors may designate a chief investment officer, a chief financial officer, a chief accounting officer, a chief administrative officer, or other officers with functional titles and specify the duties of such officers. A person may hold more than one functional title in the Fund.

             SECTION  4.02. Chairman. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

            SECTION 4.03. Vice Chairmen. The Vice Chairman or Vice Chairmen, at the request of the Chairman, or in the Chairman's absence or during his or her inability to act, shall perform the duties and exercise the functions of the Chairman, and when so acting shall have the powers of the Chairman. If there be more than one Vice Chairman, the Board of Directors may determine which one or more of the Vice Chairmen shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chairman may make such determination; otherwise any of the Vice Chairmen may perform any of such duties or exercise any of such functions.

            SECTION  4.04. President. The President shall be the chief executive officer of the Fund, shall have general supervision of the business and affairs of the Fund and shall see that all orders and resolutions of the Board of Directors are carried out. He or she may execute, in the name of the Fund, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Fund. In general, he or she shall perform such other duties customarily performed by the president and chief executive officer of a closed-end investment company and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

            SECTION  4.05. Vice Presidents. The Vice President or Vice Presidents, at the request of the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

            SECTION  4.06. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Fund; he or she may witness any document on behalf of the Fund, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

            SECTION  4.07. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Fund, and shall deposit, or cause to be deposited, in the name of the Fund, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Fund. In general, he or she shall perform such other duties customarily performed by a treasurer of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

            SECTION  4.08. Assistant and Subordinate Officers. The assistant and subordinate officers of the Fund are all officers below the office of Vice President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

            SECTION  4.09. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers of the Fund. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors. The Board of Directors may remove an officer at any time, with or without cause. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors may fill a vacancy which occurs in any office.

            SECTION  4.10. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, if any, of all officers of the Fund. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Fund.

ARTICLE V. INDEMNIFICATION

            SECTION 5.01. General Indemnification. The Fund shall indemnify (i) its present and former directors and officers, whether serving or having served the Fund or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of costs and expenses (including attorneys' fees) under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors, the Charter, or this Bylaw and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Bylaw or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

            SECTION 5.02. Procedure. Any indemnification, or payment of costs and expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Fund denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Fund. It shall be a defense to any action for advance for costs and expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Fund has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Fund has been met.

            SECTION  5.03. Exclusivity, Etc. The indemnification and advance of costs and expenses provided by the Charter and this Bylaw shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of costs and expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Fund, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Fund shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of costs and expenses under the Charter of the Fund and hereunder shall be deemed to be a contract between the Fund and each director or officer of the Fund who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of costs and expenses of such director or officer or the obligations of the Fund arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

            SECTION  5.04. Insurance. The Fund may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Fund may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, this Bylaw, or law.

            SECTION  5.05. Severability; Definitions. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article V means this Article V in its entirety.

ARTICLE VI. STOCK

            SECTION  6.01. Certificates for Stock. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Fund. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Fund. Each stock certificate (a) shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors, (b) shall include on its face the name of the Fund, the name of the stockholder or other person to whom it is issued, and the class or series of stock and number of shares it represents, (c) shall be signed by the Chairman, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer and (d) may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Each stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series which the Fund is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Fund is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Fund will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to its transfer agent. Except as provided in the Maryland Uniform Commercial Code - Investment Securities, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable. A stock certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid. Upon the issuance of uncertificated shares of capital stock, the Fund shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities.

            SECTION  6.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

            SECTION  6.03. Record Dates or Closing of Transfer Books. The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Fund's own stock acquired by the Fund between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

            SECTION  6.04. Stock Ledger. The Fund shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or series which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Fund.

            SECTION  6.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Fund may certify in writing to the Fund that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class or series of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Fund; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

            SECTION  6.06. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Fund. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Fund against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VII. FINANCE

            SECTION  7.01. Negotiable Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Fund, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman, the President, a Vice President, an Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary (or in the name of the Fund by a custodian appointed under Section 7.06 by not less than two of its officers).

            SECTION  7.02. Annual Statement of Affairs. The President or the chief accounting officer shall prepare annually a full and correct statement of the affairs of the Fund, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at any annual meeting of the stockholders. Within 20 days after the annual meeting of stockholders or, if the Fund is not required to hold an annual meeting of stockholders, within 120 days after the end of the fiscal year, the statement of affairs shall be placed on file at the Fund's principal office.

SECTION 7.03. Fiscal Year. The fiscal year of the Fund shall be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

            SECTION  7.04. Dividends. If declared by or under authority of the Board of Directors, the Fund may pay dividends on its shares in cash, property, or in shares of the capital stock of the Fund, unless such dividend is contrary to law or to a restriction contained in the Charter. The Board of Directors may prescribe from time to time that dividends declared are payable at the election of any of the stockholders, either in cash or in shares of the Fund.

            SECTION  7.05. Valuation of Assets. The Board of Directors shall establish procedures to govern the valuation of the portfolio securities held by the Fund, which procedures shall be consistent with the requirements of the Investment Company Act.

            SECTION  7.06. Employment of Custodian. The Fund shall place and maintain its securities, similar investments and related funds in the custody of one or more custodians (including one or more subcustodians for maintaining its foreign securities, similar foreign investments and related funds) meeting the requirements of the Investment Company Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the Securities and Exchange Commission the "Commission") may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Fund, including the designation of the particular class or series of stock to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Fund or any custodian, with the consent of the Fund, may deposit all or any part of the securities owned by the Fund in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

ARTICLE VIII. SUNDRY PROVISIONS

            SECTION  8.01. Offices. The principal office of  the Fund in the State of Maryland shall be located in the City of Baltimore. The Fund may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Fund may require.

            SECTION  8.02. Books and Records. The Fund shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Fund may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Fund.

            SECTION  8.03. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Fund, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Fund is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Fund.

            SECTION  8.04. Bonds. The Board of Directors may, in its discretion, require any officer, agent or employee of the Fund to give a bond to the Fund, conditioned upon the faithful discharge of his or her duties to the Fund, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

            SECTION  8.05. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Fund, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 8.06. Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

            SECTION  8.07. Electronic Transmission. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

            SECTION  8.08. Contracts and Documents. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Fund (or a custodian appointed under Section 7.06 by not less than two of its officers) to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, assignments, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Fund. Such authority may be general or confined to specific instances. A person who holds more than one office in the Fund may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

            SECTION  8.09. Reliance. Each director and officer of the Fund shall, in the performance of his or her duties with respect to the Fund, be entitled to rely on any information, opinion, report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Fund whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

            SECTION  8.10. Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Fund. Any director or officer, employee or agent of the Fund, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Fund, subject to compliance with the Fund's codes of ethics.

            SECTION  8.11. Subtitle 8, Title 3 Election. The Fund elects to be subject to the provisions of Section 3-804(c) of Subtitle 8 of Title 3 of the Maryland General Corporation Law relating to the filling of vacancies on the Board of Directors.

           SECTION 8.12. Amendments. In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded and new bylaws may be adopted (a) by the stockholders of the Fund (considered for this purpose as one class) by the affirmative vote of not less than a majority of all the votes entitled to be cast by the outstanding shares of capital stock of the Fund generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by the affirmative vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

ARTICLE IX. CERTAIN PROVISIONS RELATING TO RATINGS ORGANIZATIONS SECTION 9.01. General Definitions.

         (a)        Incorporation of Definitions by Reference. Capitalized terms used in this Article IX but not specifically defined herein shall have the respective meanings assigned them in the Articles Supplementary, which definitions are hereby incorporated by reference herein.

(b) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Article IX, whether used in the singular or plural.
"ADR" means American Depository Receipts.
"AMEX" means American Stock Exchange LLC.
"ARMS" means adjustable-rate mortgages.
"CMOs" means collateralized mortgage obligations.
"Fitch" means Fitch, Inc.
"Forward Commitments" has the meaning set forth in Section 9.06(d).
"Moody's Hedging Transactions" has the meaning set forth in Section 9.06(d).
"MTNP" means a medium term note program.
"NASD" means National Association of Securities Dealers, Inc.
"National Securities Exchange" means the NYSE, AMEX, Midwest Stock Exchange, Philadelphia Stock Exchange, Boston Stock Exchange, NASDAQ System or any other national securities exchange.
"NYSE" means New York Stock Exchange, Inc.
"Pricing Service" has the meaning set forth in Section 9.01(c).
"REIT" means an entity qualifying as a real estate investment trust under the United States Internal Revenue Code of 1986, as amended.

         "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act, as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors.

"Securities Act" means the Securities Act of 1933, as amended.
"Yankee Bond" means a debt security which is issued by a foreign government, province, supranational agency or foreign corporation.

         (c)        Modified Definition of Market Value. The definition of "Market Value" of any asset of the Corporation, as set forth in the Articles Supplementary, is hereby modified to mean the market value thereof determined by any pricing service designated by the Corporation and approved by Moody's and S&P, if Moody's and S&P are then rating the RP, and from any Substitute Rating Agency then rating the RP (the "Pricing Service"). The "Market Value" of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio property at the lower of the quoted bid price and the mean between the quoted bid and ask price or the yield equivalent when quotations are readily available. Securities and other property for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service, using methods which include consideration of:  yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. If the Pricing Service fails to provide the Market Value of any securities, such securities shall be valued at the lower of two bid quotations (at least one of which shall be in writing) obtained by the Corporation from two dealers who are members of the NASD and are making a market in such securities. If two bid quotations are not readily available for any securities, such securities shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors. Futures contracts and options shall be valued at closing prices for such instruments established by the exchange or board of trade on which they are traded or, if market quotations are not readily available, shall be valued at fair value as determined by the Pricing Service or, if the Pricing Service is not able to value such instruments, shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors. All other assets shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

SECTION 9.02. S&P Eligible Asset Definitions.
(a) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Section 9.02, whether used in the singular or plural:
"Bankers Acceptances" means time drafts drawn on and accepted by a bank.
"Certificates of Deposit" means debt instruments issued by a bank that generally pay interest.
"Commercial Paper" means high-grade unsecured notes sold by major corporations and finance companies either directly by such corporations and finance companies or indirectly through dealers.
"Demand Deposits" means account balances that, without prior notice to the bank, can be drawn on by check, cash, or by transfer to other accounts.
"Discount Notes" means short-term unsecured debt obligations issued by FNMA, FHLMC, FHLB, the Farm Credit System, and Sallie Mae.
"Eurodollar Deposits" means U.S. dollar-denominated deposits at foreign banks or foreign branches of American banks.
"Federal Funds" means next day funds deposited by commercial banks at Federal Reserve Banks, including funds in excess of bank reserve requirements.

        "Permitted Bank" means any bank, domestic or foreign, whose Commercial Paper is rated 'A-1+' or, subject to the conditions set forth in paragraph (ii)(B) of the definition of "S&P Eligible Short-Term Money Market Instruments", 'A-1'.

"REMICs" means real estate mortgage investment conduits.

        "Repurchase Agreement" means an agreement between a seller and  buyer of securities, generally U.S. Government securities, where the seller agrees to repurchase the securities at an agreed upon price and generally at a stated time.

"S&P Eligible Collateralized Mortgage Obligations" means publicly registered CMO issuances which satisfy the following conditions:
(i) such CMO issuances maintain 'AAA' ratings by S&P;
(ii) such CMO issuances are current interest-bearing, fixed- or floating-rate, and are backed by pools of GNMA Certificates, FNMA Certificates, FHLMC Certificates or whole loans; and
(iii) no more than 25% of the aggregate Market Value of the collateral backing any single CMO issuance can be from one private sector CMO issuer.

       "S&P Eligible Common Stock" means common stocks or ADRs (i) of which the Corporation holds no more than the average monthly trading volume over the past year, (ii) which have a minimum market capitalization of at least $100 million, (iii) which are neither restricted stocks (Rule 144A Securities) or any pink sheet stocks (generally, stock that are not carried in daily over-the-counter newspaper listings) and (iv) which are owned by the Corporation.

       "S&P Eligible Convertible Bonds" means all convertible bonds that are rated at least 'CCC-' by S&P; provided, however, that all such convertible bonds that are rated below 'BBB-' by S&P must have a minimum market capitalization of $100 million (it being understood, for purposes of this definition, that market capitalization levels assume weekly valuation at the lower of two bid quotations obtained by the Corporation from two dealers who are members of NASD and are making a market in such securities).

       "S&P Eligible Convertible Preferred Stock" means all convertible preferred stock that is rated at least 'CCC-' by S&P; provided, however, that all such convertible preferred stock that is rated below 'BBB-' by S&P must have a minimum market capitalization of $100 million (it being understood, for purposes of this definition, that market capitalization levels assume weekly valuation at the lower of two bid quotations obtained by the Corporation from two dealers who are members of NASD and are making a market in such securities).

       "S&P Eligible Corporate Bonds" means debt securities issued by a corporation and Yankee Bonds which (i) provide for periodic interest payments in cash over the life of the security, (ii) are not convertible or exchangeable into capital of the security's issuer at any time (except that not more than 10% in Market Value of the corporate debt securities pool may be subject to exchange or tender offer), and (iii) have a remaining term to maturity of 30 years or less. In addition, no debt securities shall be S&P Eligible Corporate Bonds unless such securities satisfy all of the following conditions

(i) financial statements are publicly available for the issuer of such debt securities and such debt securities are registered under the Securities Act of 1933;
(ii) private placement 144A debt securities with registration rights are deemed to be Eligible Portfolio Property;
(iii) in the case of a debt security issued under a MTNP, such debt security is part of a series of medium term notes which exceeds $5 million in aggregate Market Value;

      (iv)      no non-rated debt securities owned by the Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 5% of aggregate Market Value of all Eligible Portfolio Property;

      (v)      at least 80% of the Market Value of high-yield debt securities (collateral rated below 'BBB-') owned by the Corporation have a minimum original issue size of $100 million, and the other 20% have a minimum original issue size of $50 million;

      (vi)      no debt securities having an S&P rating ranging from 'CCC-' to 'CCC+' owned by the Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 20% of the aggregate Market Value of all Eligible Portfolio Property;

      (vii)      no debt securities rated below 'CC-' by S&P owned by the Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 15% of the aggregate Market Value of all Eligible Portfolio Property;

      (viii)      no Sovereigns shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 50% of the aggregate Market Value of all Eligible Portfolio Property;

      (ix)      no Sovereigns rated 'A-' or better by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 100% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above;

      (x)      no Sovereigns rated between 'BBB-' and 'BBB+' by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 25% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above; and

      (xi)      no Sovereigns rated below 'BBB-' by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 10% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above.

"S&P Eligible FHA-Insured Multifamily Loans" mean FHA multifamily loans which satisfy the following conditions:
(i) such loans are first-lien, current interest-bearing, have a minimum principal balance of $100,000, and have at least a one-year minimum remaining to maturity;
(ii) such loans are accompanied by evidence of an FHA insurance commitment;
(iii) the Market Value of any one such loan does not exceed 5% of the aggregate Market Value of the portfolio of such loans;
(iv) such loans are initially included in minimum blocks of $5 million, per the insurance program under the National Housing Act;
(v) the collateral pools underlying such loans are homogenous;
(vi) in the case of project loans, such loans have at least a 90% occupancy rate at the time the loan is pledged, and such occupancy rate is confirmed by the managerial report dated not more than one year prior to the date of pledging, and annually thereafter;

(vii) if such loans are insured under Section 221(d)(4) of the National Housing Act and are putable, such characteristic is identified along with the put period;
(viii) the prepayment and call protection features of such loans are identified, and the locations of the applicable projects are disclosed;
(ix) in the case of defaulted mortgage loans, such loans may continue to be valued for up to 90 days after default; provided, however, that after 90 days following such default, such loans must be valued at zero (it being understood that any such loan in default is to be liquidated or substituted during such 90-day period); and

(x) the conditions set forth in sub-clauses (i) through (ix) above are certified by a nationally recognized independent accounting firm at the closing for such loans for every audit for such loans thereafter.

       "S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/ FHA/VA Mortgages and Whole Loans)" means mortgage pools which (i) consist of at least 100 loans each secured by single-family, one-unit, detached primary residence and (ii) satisfy the following conditions:

      (A)       the loan-to-value ratio ("LTV") of each such pool is 80% or less, and the loan balance of each loan included in each such pool is not greater than $400,000, except as noted in the other conditions set forth below;

      (B)       no more than 25% of each pool may have LTVs greater than 80% but less than or equal to 90%; provided, however, that no more than 10% of each pool may have an original LTV in excess of 80%, but less than or equal to 95%;

(C) loans with LTVs in excess of 80% are covered by "AA" primary mortgage insurance accompanied by an adjustor policy when negative amortization is present;

      (D)       no more than 25% of each pool may have loan balances between $400,000 and $600,000; provided, however, that the maximum size of any loan is appropriate with respect to the market area of the originator;

(E) no more than 10% of each pool may represent condominiums that are four stories or less;
(F) the total proportion of each pool represented by loans meeting the conditions of any of paragraphs (B), (D) or (E) above does not exceed 35% of such pool;
(G) in each pool, no single loan has the characteristics described in more than one of paragraphs (B), (D) or (E) above;
(H) in each pool, properties securing the loans are well dispersed geographically and are in areas with strong economies; and

      (I)         in the case of each ARM collateral, such pool is homogenous, and all mortgages include in such pool are tied to the same index, have similar caps, and have same frequency of interest rate and payments that adjust in the same quarter.

       "S&P Eligible Mortgage Pass-Through Certificates" means publicly issued certificates which (i) evidence proportional, undivided interests in pools of whole residential mortgage loans and (ii) maintain at least 'AA-' rating by S&P; provided, however, that certificates rated at an S&P 'AA-' equivalent by another nationally recognized credit rating agency may be eligible on a case-by-case basis.

"S&P Eligible Preferred Stock" means preferred stocks that satisfy all of the following conditions:

      (i)      the preferred stock issuer has a senior debt rating from S&P, or the preferred issue is rated. In the case of Yankee Preferred Stock, the issuer has a S&P senior debt rating of at least 'BBB', or the preferred issue is rated at least 'BBB';

      (ii)      the issuer - or if the issuer is a special-purpose corporation, its parent - is listed on either the NYSE, the AMEX or the NASDAQ System if the traded par amount is less than $1,000; provided, that if the traded par amount is $1,000 or more, exchange listing is not required;

(iii) the preferred stock pays cash dividends denominated in U.S. dollars;
(iv) private placement 144A preferred stock with registration rights are deemed to be Eligible Portfolio Property;
(v) the issuer has a minimum market capitalization of $100 million;

      (vi)      if such preferred stock is floating-rate preferred stock, (x) holdings of such floating-rate preferred stock must be limited to stock with a dividend period of less than or equal to 49 days, except for a new issue, where the first dividend period may be up to 64 days and (y) such floating-rate preferred stock may not have been subject to a failed auction;

      (vii)      if such preferred stock is adjustable- or auction-rate preferred stock, the total Market Value of such adjustable-rate preferred stock held in the portfolio may not exceed 10% of the Eligible Portfolio Property;

      (viii)      no preferred stock of any issuer owned by the Corporation shall be deemed to be S&P Eligible Preferred Stock to the extent the Market Value of such preferred stock owned by the Corporation exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property; and

      (ix)      no preferred stock rated below 'B-' (including non-rated preferred stock) owned by the Corporation shall be deemed to be S&P Eligible Preferred Stock to the extent the extent the Market Value of such preferred stock owned by the Corporation exceeds 15% of the aggregate Market Value of all Eligible Portfolio Property.

       "S&P Eligible Short-Term Money Market Instruments" means short-term money market instruments, including, without limitation, cash, Bankers Acceptances, Certificates of Deposit, Commercial Paper, Demand Deposits, Eurodollar Deposits, Federal Funds, Repurchase Agreements and Discount Notes, which (i) mature in one to 360 days and (ii) satisfy the following conditions:

(A) short-term money market instruments, other than Commercial Paper, must be issued by an institution that, at the time of investment, is a Permitted Bank;

      (B)      short-term money market instruments, other than Commercial Paper, invested in an institution rated 'A‑1' must have a maturity of 30 days or less, and the aggregate Market Value of all S&P Eligible Short-Term Money Market Instruments, other than Commercial Paper, invested in institutions rated 'A-1' may not exceed 20% of the aggregate Market Value of all Eligible Portfolio Property;

      (C)      in the case of Eurodollar Deposits, (x) such Eurodollar Deposits must be issued by a Permitted Bank through its head office and/or any branch whose sovereign rating is rated the same or higher than the issuing bank and (y) to the extent such Eurodollar deposits are deposited through the Cayman Islands branch of a Permitted Bank, such Cayman Islands branch must operate under a "B Operating License," which license is verified by the Permitted Bank;

      (D)      Commercial Paper must have a rating of 'A-1+', 'A-1' or 'A-2' to qualify as an S&P Eligible Short-Term Money Market Instrument, and the aggregate Market Value of all Commercial Paper rated 'A-1' or 'A-2' owned by the Corporation may not exceed 20% of the aggregate Market Value of all Eligible Portfolio Property;

(E) Commercial Paper rated 'A-1' owned by the Corporation must be divided equally among at least three issuers; and
(F) Commercial Paper rated 'A-2' owned by the Corporation must be divided equally among at least five issuers.

       "S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae" means direct issuance corporate debt securities of FNMA, FHLMC, FHLB, the Farm Credit System or Sallie Mae which satisfy the following conditions:

(i) such corporate debt securities are not exchangeable; and
(ii) such corporate debt securities mature in 15 years or less, and pay interest periodically.
"S&P Eligible U.S. Agency Mortgage Collateral" means the following securities:

       (i)      certificates that (x) are guaranteed by GNMA for the full and timely payment of principal and interest and (y) evidence fractional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; or fully amortizing mortgage loans that are secured by first liens on one- to four-family residences;

      (ii)      certificates that (x) are guaranteed by FNMA for the full and timely payment of principal and interest and (y) evidence proportional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; fully amortizing mortgage loans that are secured by first liens on one- to four-family residences;

      (iii)      certificates that (x) are guaranteed by FHLMC for the timely payment of interest and ultimate payment of principal and (y) evidence proportional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; fully amortizing mortgage loans that are secured by first liens on one- to four-family residences (provided, that, in the case of multifamily Plan B FHLMC certificates, the pools contain fixed-rate, fully amortizing mortgage loans that are secured by first liens on properties containing five or more units and designed primarily for residential use);

(iv) qualifying "large pool" FNMA mortgage-backed securities, FHLMC participation certificates and FNMA MegaPools;
(v) FNMA Majors, FHLMC Multilender Swaps, and FHLMC Giant certificates;
(vi) non-convertible FNMA adjustable-rate mortgage MegaPools and FHLMC weighted average coupon adjustable-rate mortgage certificates;
(vii) FHLMC Giant programs excluding interest-only and principal-only stripped securities;
(viii) FNMA Certificates backed by multifamily adjustable-rate mortgages pegged to the 11th District Cost of Funds Index; and
(ix) multiclass REMICs issued by FNMA and FHLMC.

       "S&P Eligible U.S. Treasury Securities" means securities that are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, including Treasury Bills, Treasury Notes, Treasury Bonds and Treasury Strips.

"Sovereign" means a Yankee Bond which is issued by a foreign government or province or a supranational agency

       "Treasury Bills" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) mature in one year or less and (iii) are issued at a discount from face value and mature at face value.

       "Treasury Bonds" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) mature in more than ten years and (iii) pay interest semiannually.

       "Treasury Notes" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) generally mature in two, three, five or ten years and (iii) are issued at or near face value and bear interest semiannually.

       "Treasury Strips" means (i) securities that are based on securities that are direct obligations of, or fully guaranteed by, the full faith and credit of the United States and (ii) created through the Separate Trading of Registered Interest and Principal of Securities program.

"Yankee Preferred Stock" means preferred stock which is issued by a foreign corporation and is offered and sold in the U.S. and denominated in U.S. dollars.
(b) Modified Definitions. For purposes of this Section 94.02, the following definitions as set forth in the Articles Supplementary are hereby modified as set forth below:

            (i)      S&P Eligible Common Stock, S&P Eligible Preferred Stock, S&P Eligible Corporate Bonds, S&P Eligible Convertible Bonds, S&P Eligible Convertible Preferred Stock, S&P Eligible Short-Term Money Market Instruments, S&P Eligible U.S. Treasury Securities, S&P Eligible U.S. Agency Mortgage Collateral, S&P Eligible Mortgage Pass-Through Certificates, S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/FHA/VA Mortgages and Whole Loans),  S&P Eligible Collateralized Mortgage Obligations, S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae, and S&P Eligible FHA-Insured Multifamily Loans, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount".

            (ii)      The definition of "Utility Bonds" set forth in the Articles Supplementary is hereby modified so as to mean any corporate debt securities of a public utility company, which securities satisfy the requirements set forth in the definition of "S&P Eligible Corporate Bonds" set forth in this Section 9.02.

            (iii)      The definition of "Utility Stocks" set forth in the Articles Supplementary is hereby modified so as to mean any common stock issued by a  public utility company, which common stock satisfies the requirements set forth in the definition of "S&P Eligible Common Stock" set forth in this Section 9.02.

       (c)        Certain Limitation on Inclusion as Eligible Portfolio Property. No securities of any single issuer owned by the Corporation shall be deemed to be "Eligible Portfolio Property" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount" to the extent that the Market Value of such securities owned by the Corporation exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property.

            SECTION 9.03. Discount Factors Supplied by S&P. The following Discount Factors, having been supplied by S&P, shall be "Discount Factors Supplied by S&P" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount". Certain of the initial "Discount Factors Supplied by S&P" set forth in the Articles Supplementary are hereby superseded and replaced, as described in greater particularity below. To the extent the Market Value of the securities of any single issuer owned by the Corporation exceeds 5% of the aggregate Market Value of all Eligible Portfolio Property, the Discount Factor applied to such securities shall be increased by 0.02 for each percentage of such concentration above 5% of the aggregate Market Value of all Eligible Portfolio Property.

(a) S&P Eligible Common Stock.
(i) The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Stocks set forth in the Articles Supplementary.
(ii) Subject to paragraph (iv) below, the Discount Factor applied to S&P Eligible Common Stock (including Utility Stocks and ADRs), other than S&P Eligible Common Stock of REITs, shall be 1.7848.
(iii) Subject to paragraph (iv) below, the Discount Factor applied to S&P Eligible Common Stock of REITs shall be 1.5178.

            (iv)      The Discount Factor for S&P Eligible Common Stock that has not been listed on an exchange or traded for more than 15 months (eligible stock exchanges are the National Securities Exchanges, the Washington Stock Exchange, the Pacific Stock Exchange and National Market Quotations) shall be the Discount Factor set forth in paragraph (ii) or (iii) above, as applicable, increased by 0.20.

(b) S&P Eligible Preferred Stock.

            (i)      Subject to paragraphs (ii) and (iii) below, the Discount Factor applied to S&P Eligible Preferred Stock shall be determined by reference to the type of S&P Eligible Preferred Stock in accordance with the table set forth below.

Type of S&P Eligible Preferred Stock	Discount Factor
Fixed rate Preferred stock	2.9568
Adjustable rate Preferred stock	2.7212
Taxable Preferred (non-DRD)	1.9202

            (ii)      The Discount Factor for S&P Eligible Preferred Stock the issuer of which has a senior debt rating or a preferred stock rating of less than BBB shall be the applicable Discount Factor set forth in the table in paragraph (i) above increased by 0.05.

            (iii)      The Discount Factor for S&P Eligible Preferred Stock the issuer of which has no senior debt rating or preferred stock rating, or no dividend history, shall be the applicable Discount Factor set forth in the table in paragraph (i) above increased by 0.10.

         (c)        S&P Eligible Corporate Bonds. The Discount Factors applied to S&P Eligible Corporate Bonds (including Utility Bonds) shall be determined by reference to the rating on such asset in accordance with the table set forth below. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Bonds set forth in the Articles Supplementary.

Rating	Discount Factor
AAA	1.1836
AA	1.1942
A	1.2099
BBB	1.2543
BB	1.4139
B	1.7691
CCC	4.9524
CCC-	14.3113

         (d)        S&P Eligible Convertible Bonds and S&P Eligible Convertible Preferred Stock. The Discount Factors applied to S&P Eligible Convertible Bonds and S&P Eligible Convertible Preferred Stock shall be determined by reference to the rating on such asset in accordance with the table set forth below.

Rating	Discount Factor
AAA	1.5888
AA	1.6539
A	1.7191
BBB	1.7843
BB	1.8494
B	1.9146
CCC	1.9798
(e) S&P Eligible Short-Term Money Market Instruments and Short Term Money Market Instruments.
(i) The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Short Term Money Market Instruments set forth in the Articles Supplementary.

         (ii)      The Discount Factors applied to S&P Eligible Short-Term Money Market Instruments and Short Term Money Market Instruments shall be determined by reference to the rating of such assets with reference to the remaining term to maturity of such assets in accordance with the table set forth below.

Type of Instrument and Remaining Term to Maturity	Discount Factor
Cash and demand deposits in an A-1+ rated institution	1.0000
S&P Eligible Short-Term Money Market Instruments with next‑day maturity invested in institutions rated 'A-1+'	1.0000
Commercial Paper rated A-1+ or A-1, if less than 30 days maturity and held to maturity	1.0000
Commercial Paper rated A-2, with a maturity of between one and 360 days	1.6500
All other S&P Eligible Short-Term Money Market Instruments with a maturity of 180 days or less	1.0520
All other S&P Eligible Short-Term Money Market Instruments with a maturity of between 181 and 360 days	1.1630
(f) S&P Eligible U.S. Treasury Securities and U.S. Government Obligations.
(i) The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for U.S. Government Obligations set forth in the Articles Supplementary.

         (ii)      Subject to paragraphs (iii) and (iv) below, the Discount Factors applied to S&P Eligible U.S. Treasury Securities and U.S. Government Obligations shall be determined by reference to the remaining term to maturity of such assets in accordance with the table set forth below.

Remaining Term to Maturity	Discount Factor
One year or less.	1.0284
More than one year but not more than 2 years.	1.0541
More than 2 years but not more than 5 years.	1.1335
More than 5 years but not more than 10 years.	1.2284
More than 10 years but not more than 30 years.	1.4180

         (iii)      The Discount Factor applied to an interest-only Treasury Strip shall be the Discount Factor that is set forth in the table in paragraph (ii) above for an S&P Eligible U.S. Treasury Security having a remaining term to maturity that is one category greater than the remaining term to maturity of such interest-only Treasury Stirp.

         (iv)      The Discount Factor applied to a principal-only Treasury Strip shall be the Discount Factor that is set forth in the table in paragraph (ii) above for an S&P Eligible U.S. Treasury Security having a remaining term to maturity that is two categories greater than the remaining term to maturity of such principal-only Treasury Strip.

(g) S&P Eligible U.S. Agency Mortgage Collateral, GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities.

         (i)      The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities set forth in the Articles Supplementary.

         (ii)      Subject to paragraphs (iii), (iv) and (v) below, the Discount Factors applied to S&P Eligible U.S. Agency Mortgage Collateral, GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

Type of Asset and Term to Maturity	Discount Factor
15-year Fixed	1.407
30-year Fixed	1.442
1/1 ARMs	1.306
3/1 ARMs	1.313
5/1 ARMs	1.319
10/1 ARMs	1.322
(iii) The Discount Factor for GNMA Graduated Payment Securities shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.20.

         (iv)      The Discount Factor for FNMA Certificates backed by multifamily adjustable rate mortgages pegged to the 11th District Cost of Funds Index shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.05.

(h) S&P Eligible Mortgage Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates.
(i) The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for Conventional Mortgage Pass-Through Certificates set forth in the Articles Supplementary.

         (ii)      Subject to paragraph (iii) below, the Discount Factors applied to S&P Eligible Mortgage Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

Type of Asset and Term to Maturity	Discount Factor
15-year Fixed	1.432
30-year Fixed	1.467
1/1 ARMs	1.355
3/1 ARMs	1.361
5/1 ARMs	1.367
10/1 ARMs	1.370

         (iii)      The Discount Factors applied to S&P Eligible Mortgage Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates backed by pools of convertible ARMs shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.05.

         (i)        S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/FHA/VA Mortgages and Whole Loans). The Discount Factors applied to S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

Type of Asset and Term to Maturity	Discount Factor
15-year Fixed	1.460
30-year Fixed	1.495
1/1 ARMs	1.409
3/1 ARMs	1.420
5/1 ARMs	1.421
10/1 ARMs	1.424

         (j)        S&P Eligible Collateralized Mortgage Obligations and Multiclass REMICs issued by FNMA and FHLMC. The Discount Factor applied to S&P Eligible Collateralized Mortgage Obligations and Multiclass REMICs issued by FNMA and FHLMC shall be determined by reference to the weighted average life of such assets in accordance with the table set forth below.

Weighted Average Life	Discount Factor
Less than 5 years	1.40
Greater than or equal to 5 years and less than 10 years	1.50

         (k)        S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae. The Discount Factors applied to S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae shall be determined by reference to the term to maturity of such assets in accordance with the table set forth below.

Term to Maturity	Discount Factor
Less than one year	1.18
Greater than or equal to one year and less than 5 years	1.38
Greater than or equal to 5 years and less than 10 years	1.45
Greater than or equal to 10 years and less than 15 years	1.50
(l) S&P Eligible FHA-Insured Multifamily Loans. The Discount Factor applied to S&P Eligible FHA-Insured Multifamily Loans shall be 1.90.
(m) Receivables.
(i) The Discount Factor applied to receivables relating to the sale of Eligible Portfolio Property due within five Business Days of a Valuation Date is 1.00.

         (ii)      The Discount Factor applied to receivables relating to the sale of Eligible Portfolio Property that are due in more than five Business Days of a Valuation Date shall be the Discount Rate used for such Eligible Portfolio Property.

SECTION 9.04. Moody's Eligible Asset Definitions.
(a) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Section 9.04, whether used in the singular or plural:
"Asset-Backed and Mortgage-Backed Securities" means:

                 (i)      asset-backed securities if (A) such securities are rated at least Aa3 by Moody's or at least AA- by S&P or Fitch, (B) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Corporation and (C) the expected average life of the securities is not greater than 4 years;

                 (ii)      CMOs, including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula; provided, however, that any CMO held by the Corporation (A) has been rated Aaa by Moody's or AAA by S&P or Fitch, (B) does not have a coupon which floats inversely, (C) is not portioned as an interest-only or principal-only strip and (D) is part of an issuance that had an original issue size of at least $100 million;

                 (iii)      PACs and TACs; provided, however, that such PACs or TACs are (A) backed by certificates of either the FNMA, the GNMA or the FHLMC representing ownership in single-family first lien mortgage loans with original terms of 30 years, (B) part of an issuance that had an original issue size of at least $10 million, (C) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (D) if TACs, TACs that do not support PAC classes, and (E) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

                 (iv)      consolidated senior debt obligations of FHLBs, senior long-term debt of the FNMA, and consolidated system wide bonds and FCS Financial Assistance Corporation Bonds of FFCBs (collectively, "FHLB, FNMA and FFCB Debentures"); provided, however, that such FHLB, FNMA and FFCB Debentures are (A) direct issuance corporate debt rated Aaa by Moody's, (B) senior debt obligations backed by the FHLBs, FFCBs or FNMA and (C) part of an issue entirely denominated in U.S. dollars;

                 (v)      mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc.; provided, however, that (A) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (B) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

                 (vi)      private-placement mortgage pass-throughs; provided, however, that (A) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (B) documentation is held by a trustee or independent custodian, (C) pools of mortgage loans are serviced by servicers that have been approved by the FNMA or the FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (D) pools have been rated Aa or better by Moody's; and

                 (vii)      whole loans (e.g., direct investments in mortgages); provided, however, that (A) at least 65% of such loans (1) have seasoning of no less than 6 months, (2) are secured by single-family detached residences, (3) are owner-occupied primary residences, (4) are secured by a first-lien, fully-documented mortgage, (5) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (6) have loan-to-value ratios of 80% or below, (7) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (8) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (9) have a minimum of $10,000 remaining principal balance, (10) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (11) such loans are whole loans and not participations; (B) for loans that do not satisfy the requirements set forth in the foregoing clause (A), (1) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (2) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (3) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (4) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (5) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (C) no greater than 5% of the pool of loans is concentrated in any one zip code; (D) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (E) for ARMs, (1) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (2) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (3) the maximum yearly interest rate increase is 2%, (4) the maximum life-time interest rate increase is 6.25% and (5) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (F) for "teaser" loans, (1) the initial discount from the current ARM market rate is no greater than 2%, (2) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (3) the loan is seasoned six months beyond the "teaser" period.

            "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (i) any bank loan or (ii) any loan made by an investment bank, investment fund or other financial institution; provided, however, that such loan under this clause (ii) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

            "Cash Equivalents" means interest and dividends due on assets rated (i) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (ii) A2 or higher if the payment date is within thirty days of the Valuation Date, and (iii) A1 or higher if the payment date is within the Moody's Exposure Period.

            "Common Stock" means common stocks (i) which (A) are traded on a National Securities Exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while Eligible Portfolio Property owned by the Corporation, ceases paying any regular cash dividend will no longer be considered Eligible Portfolio Property until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Eligible Portfolio Property, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated ADRs or their equivalents which are traded in the United States on a National Securities Exchange or in the over-the-counter market and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the outstanding shares of common stock of such issuer thereof or (B) 10% of the aggregate Market Value of all of the Corporation's Eligible Portfolio Property with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be Eligible Portfolio Property.

            "Corporate Debt Securities" means corporate debt securities (including convertible preferred securities) if (i) such securities are rated B3 or higher by Moody's; (ii) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Eligible Portfolio Property if they are rated by Moody's or S&P or Fitch; (iii) in the case of corporate debt securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer of such securities is rated at least B3 by Moody's; (iv) such securities have been registered under the Securities Act, or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act, as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Eligible Portfolio Property if they are publicly traded; and (v) such securities are not subject to extended settlement. In addition, if any issue of corporate debt securities is rated Ba1 or below, no more than 10% of the original amount of such issue may constitute Eligible Portfolio Property. Notwithstanding the foregoing, (i) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Eligible Portfolio Property only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Eligible Portfolio Property; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property, a portion of such corporate debt securities (selected by the Corporation) shall not be considered Eligible Portfolio Property, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Eligible Portfolio Property; and (ii) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Eligible Portfolio Property only to the extent such securities are issued by entities which (A) have not filed for bankruptcy within the past three years, (B) are current on all principal and interest in their fixed income obligations, (C) are current on all preferred stock dividends, and (D) possess a current, unqualified auditor's report without qualified, explanatory language.

"DRD" means Preferred Stock whose dividends are eligible for the dividends received deduction under the Code.
"FFCBs" means Federal Farm Credit Banks.
"FHLBs" means Federal Home Loan Banks.

            "Financial Contracts" means financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in the definition of "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount," but only upon receipt by the Corporation of a letter from Moody's specifying any conditions on including such financial contract in Eligible Portfolio Property and assuring the Corporation that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the RP.

"Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

            "Moody's Eligible Short Term Money Market Instruments" means short term money market instruments if (i) such securities are rated at least P-1, (ii) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (iii) in all other cases, the supporting entity (A) is rated A2 and the security matures within one month, (B) is rated A1 and the security matures within three months or (C) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria.

"Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

            "Moody's Industry Classification" means, for purposes of determining which securities shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the RP):

1.	Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, and Ammunition
2.	Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers
3.	Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables
4.

Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

5.

Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6.	Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating
7.	Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass
8.	Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies
9.	Diversified/Conglomerate Manufacturing
10.	Diversified/Conglomerate Service
11.	Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution
12.	Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal
13.

Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14.	Finance: Investment Brokerage, Leasing, Syndication, Securities
15.	Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers
16.	Grocery: Grocery Stores, Convenience Food Stores
17.	Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment
18.	Home and Office Furnishings, House wares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges
19.	Hotels, Motels, Inns and Gaming
20.	Insurance: Life, Property and Casualty, Broker, Agent, Surety
21.

Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

22.	Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, and Steam Generators
23.

Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

24.	Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling
25.	Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment
26.

Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

27.	Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom
28.	Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular
29.	Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes
30.	Personal Transportation: Air, Bus, Rail, Car Rental
31.	Utilities: Electric, Water, Hydro Power, Gas
32.	Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

            The Corporation shall use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Corporation considers necessary.

            1.      Office
            2.      Industrial
            3.      Mixed
            4.      Shopping Centers
            5.      Regional Malls
            6.      Free Standing
            7.      Apartments
            8.      Manufactured Homes
            9.      Diversified
            10.    Lodging/Resorts
            11.    Health Care
            12.    Home Financing
            13.    Commercial Financing
            14.    Self Storage

            The Corporation shall use its discretion in determining which NAREIT industry classification is applicable to a particular investment in consultation with the Independent Accountant and/or Moody's, as necessary.

            "Municipal Debt Obligation" means any municipal debt obligation with a term to maturity of greater than one year that (i) pays interest in cash, (ii) does not have a Moody's rating, as applicable, suspended by Moody's, and (iii) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000.

            "Municipal Obligation" means an obligation, including municipal bonds and short-term municipal obligations, with a term to maturity of one year or less, the interest from which is exempt from federal income taxes and that (i) pays interest in cash, (ii) does not have its Moody's rating suspended by Moody's, and (iii) is part of an issue of obligations of at least $10,000,000 (except for issues rated Aaa by Moody's, as provided in the chart below). Municipal Obligations in the Corporation's portfolio must be within the following diversification and issue size requirements in order to be included within Eligible Portfolio Property:

Rating	Minimum Issue Size ($ Millions)	Maximum Permitted Amount of Municipal Obligations from any Single Underlying Obligor (1) (%)	Maximum Permitted Amount of Municipal Obligations from any Single State (1) (3) (%)
Aaa........................................................	N/A	100	100
Aa..........................................................	10	20	60
A............................................................	10	10	40
Baa.........................................................	10	6	20
Ba...........................................................	10	4	12
B.............................................................	10	3	12
Other (2)................................................	10	2	12

(1)	The referenced percentages represent maximum cumulative percentages of the aggregate Market Value of all Eligible Portfolio Property for the related rating category and each lower rating category.
(2)	Municipal Obligations rated Caa or below by Moody's, or if not rated by Moody's rated the equivalent by S&P or Fitch and unrated securities.
(3)

Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. For diversification purposes, Puerto Rico shall be treated as a state.

N/A	Not applicable.
"NAREIT" means National Association of Real Estate Investment Trusts.
"NRSRO" means a national recognized statistical ratings organization.
"PACs" means planned amortization class bonds.

                 "Preferred Stock" means any preferred stock if (i) dividends on such preferred stock are cumulative, (ii) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (iii) the issuer of such preferred stock has common stock listed on either NYSE or AMEX, and (iv) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then an issue of preferred stock without such a dividend history would also be eligible). In addition, such preferred stock must have the following diversification requirements:  (i) the preferred stock issue must be greater than $50 million and (ii) the minimum holding by the Corporation of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is 10% of the aggregate Market Value of all Eligible Portfolio Property. In addition, preferred stock issued by transportation companies shall not be considered Eligible Portfolio Property.

                 "Receivable" means a receivable for Eligible Portfolio Property sold if the receivable is due within five Business Days of the Valuation Date and if the trades which generated such receivable are (i) settled through clearing house firms or (ii) (A) with counterparties having a Moody's long-term debt rating of at least Baa3 or (B) with counterparties having a Moody's Eligible Short Term Money Market Instrument rating of at least P-1.

                 "Receivables for Municipal Obligations Sold" shall mean no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (A) settled through clearinghouse firms with respect to which the Corporation has received prior written authorization from Moody's or (B) with counterparties having a Moody's long-term debt rating of at least Baa3, and (ii) the Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within the Moody's Exposure Period but do not comply with either of the conditions specified in (i)(A) or (i)(B) above.

"Rule 2a-7 Money Market Funds" means investment companies registered under the 1940 Act that comply with Rule 2a-7 thereunder.

                 "Senior Implied Rating" means an NRSRO's opinion of a corporate family's ability to  honor its financial obligations and is assigned by the NRSRO to a corporate family as if it had (i) a single class of debt or (ii) a single consolidated legal entity structure.

"Senior Loans" means senior Bank Loans.

                 "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market, such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

"TACs" means targeted amortization class bonds.
"TRACERS" means traded custody receipts representing direct ownership in a portfolio of underlying securities.
"TRAINS" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.
"U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.
"U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.
(b) Modified Definitions. For purposes of this Section 9.04, the following definitions as set forth in the Articles Supplementary are hereby modified as set forth below:

           (i)      Asset-Backed and Mortgaged-Backed Securities, Bank Loans, Cash Equivalents, Common Stock, Corporate Debt Securities, Financial Contracts, Moody's Eligible Short Term Money Market Instruments, Municipal Debt Obligations, Municipal Obligations, Preferred Stock, Receivables, Receivables for Municipal Obligations Sold, Rule 144A Securities, Rule 2a-7 Money Market Funds, Senior Loans, Structured Notes, rated TRACERs, TRAINs, and U.S. Treasury Strips, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

           (ii)      The definition of "Utility Bonds" set forth in the Articles Supplementary is hereby modified so as to mean any corporate debt securities of a public utility company which securities satisfy the requirements set forth in the definition of "Corporate Debt Securities" set forth in this Section 9.04.

           (iii)      The definition of "Utility Stocks" set forth in the Articles Supplementary is hereby modified so as to mean any common stock issued by a public utility company, which common stock satisfies the requirements set forth in the definition of "Common Stock" set forth in this Section 9.04.

(c) Certain Conditions for Inclusion as Eligible Portfolio Property.

           (i)      In order to be included as "Eligible Portfolio Property" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", securities must be issued by entities which (A) have not filed for bankruptcy within the past year, (B) are current on all principal and interest in their fixed income obligations, (C) are current on all preferred stock dividends and (D) possess a current, unqualified auditor's report without qualified, explanatory language.

           (ii)      In order to be included as "Eligible Portfolio Property" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", Corporate Debt Securities and Preferred Stock held by the Corporation must be within the following diversification and issue size requirements:

Ratings [1]	Maximum Permitted Amount from any |Single Issuer [2,3]	Maximum Permitted Amount from any Single Industry [3,4]	Minimum Issue Size ($ in million) [5]
Aaa	100%	100%	$100
Aa	20	60	100
A	10	50	100
Baa	6	50	100
Ba	4	12	50 [6]
B1-B2	3	8	50 [6]
B3 or below	2	5	50 [6]

                   ____________
                   [1]   Refers to the Preferred Stock rating and senior debt rating of the portfolio holding.
                   [2]   Companies subject to common ownership of 25% or more are considered as one issuer.
                   [3]   Percentages represent a portion of the aggregate Market Value of Corporate Debt
                       Securities and Preferred Stock.
                   [4]   Industries are determined according to Moody's Industry Classifications, as defined herein.
                   [5]   Except for Preferred Stock, which has a minimum issue size of $50 million.
                   [6]   Portfolio holdings from issues ranging from $50 million to $100 million shall be limited to 20% of the aggregate Market Value of all Eligible Portfolio Property.

            SECTION 9.05. Discount Factors Supplied by Moody's. The following Discount Factors, having been supplied by Moody's, shall be "Discount Factors Supplied by Moody's" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount". The Discount Factor applied to any asset constituting Eligible Portfolio Property that is not denominated in U.S. dollars shall be the product of (i) the Discount Factor applicable to such asset pursuant to this Section 9.05 and (ii) the Discount Factor determined by reference to the currency in which such asset is denominated in accordance with the table set forth in Section 9.05(s) (it being understood that if the currency in which such asset is denominated is not set forth in such table, the Corporation shall contact Moody's to obtain the applicable Discount Factor). Certain of the initial "Discount Factors Supplied by Moody's" set forth in the Articles Supplementary are hereby superseded and replaced, as described in greater particularity below.

(a) Asset-Backed and Mortgage-Backed Securities.
(i) The Discount Factor applied to asset-backed securities shall be 1.31.

      (ii)   The Discount Factor applied to FHLB, FNMA and FFCB Debentures shall be determined in accordance with, as the case may be, (A) the table set forth in paragraph (iii) below (in the event that such FHLB, FNMA and FFCB Debentures constitute CMOs) and (B) the table set forth in paragraph (iv) below (in the event that such FHLB, FNMA and FFCB Debentures constitute mortgage pass-throughs).

(iii) The Discount Factor applied to CMOs, PACs and TACs shall be determined by reference to the weighted average life of the security in accordance with the table set forth below.
Remaining Term to Maturity	Discount Factor
3 years or less	1.33
7 years or less (but longer than 3 years)	1.42
10 years or less (but longer than 7 years)	1.58
20 years or less (but longer than 10 years)	1.74
Greater than 20 years	2.05

      (iv)   The Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs), Conventional Mortgage Pass-Through Certificates, GNMA Multifamily Securities, GNMA Certificates, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities shall be determined by reference to the coupon paid by such security in accordance with the table set forth below. With respect to GNMA Graduated Payment Securities, the same Discount Factor shall apply in the case of such securities as applies to GNMA Certificates with fixed interest rates determined at the point the certificates become seasoned. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Conventional Mortgage Pass-Through Certificates, GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities set forth in the Articles Supplementary.

Coupon	Discount Factor
5%	1.66
6%	1.62
7%	1.58
8%	1.54
9%	1.51
10%	1.48
11%	1.44
12%	1.42
13%	1.39
Adjustable	1.65

   Notwithstanding the foregoing, the Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the Discount Factor table relating to whole loans set forth in paragraph (v) below.

(v) The Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.
Coupon	Discount Factor
5%	1.72
6%	1.67
7%	1.63
8%	1.59
9%	1.55
10%	1.51
11%	1.48
12%	1.45
13%	1.42
Adjustable	1.70

         (b)        Bank Loans and Senior Loans. The Discount Factor applied to Bank Loans and Senior Loans shall be the amount specified in accordance with the table set forth below (or such lower amount as Moody's may approve in writing from time to time):

	Moody's Rating Category
Type of Loan	Aaa‑A	Baa and Ba(1)	B(1)	Caa and below (including distressed and unrated)(1)
Senior Loans greater than $250 MM	1.18	1.36	1.49	2.50
non‑Senior Loans greater than $250 MM	1.28	1.46	1.59	2.50
Bank Loans less than $250 MM	1.38	1.56	1.69	2.70

(1)        If a Senior Loan is not rated by any of Moody's, S&P or Fitch, the Corporation shall use the applicable Discount Factor set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch (i.e., these rating agencies assign different rating categories to the security) shall be accepted at the lower of the two ratings; provided, however, that, in a situation where a security is rated "B" (or equivalent) by a given rating agency and rated "CCC" (or equivalent) by another rating agency, the Corporation shall use the applicable Discount Factor set forth under the column entitled "B" in the table above.

(c) Cash Equivalents. The Discount Factor applied to Cash Equivalents shall be 1.00.

         (d)        Common Stocks of U.S. issuers and non-U.S. issuers for which ADRs are traded. The Discount Factor applied to Common Stocks of U.S. issuers and non-U.S. issuers for which ADRs are traded (other than Common Stocks of REITs) shall be determined by reference to the industry of the issuer of such Common Stock in accordance with the table set forth below. The Discount Factor set forth in the "Utility" row of the table below shall be deemed to supersede and replace the Discount Factor for Utility Stocks set forth in the Articles Supplementary.

Industry	Discount Factor
Utility	1.70
Industrial	2.64
Financial	2.41

         (e)        Common Stock and Preferred Stock of REITs and other real estate companies. The Discount Factor applied to the Common Stock and the Preferred Stock of REITs shall be determined in accordance with the table set forth below.

Type of Security	Discount Factor (1) (2) (3)
Common Stock of REITs	1.54
Preferred Stock of REITs
With Senior Implied Rating (by Moody's or S&P)	1.54
without Senior Implied Rating (by Moody's or S&P)	2.08
Preferred Stock of other real estate companies
With Senior Implied Rating (by Moody's or S&P)	2.08
without Senior Implied Rating (by Moody's or S&P)	2.50

(1)

A Discount Factor of 2.50 shall be applied to those assets in a single Moody's Real Estate Industry/ Property Sector Classification which exceeds 30% of the aggregate Market Value of all Eligible Portfolio Property but are not greater than 35% of the aggregate Market Value of all Eligible Portfolio Property.

(2)

A Discount Factor of 2.50 shall be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3)	A Discount Factor of 2.50 shall be applied if the market capitalization (including Common Stock and Preferred Stock) of an issuer is below $500 million.
(f) Corporate Debt Securities.

          (i)         Subject to Section 9.05(f)(ii) below, the Discount Factor for Corporate Debt Securities, including Utility Bonds, shall be determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Bonds set forth in the Articles Supplementary.

	Moody's Rating Category
Term to Maturity of Corporate Debt Security (2)	Aaa	Aa	A	Baa	Ba	B	Unrated(1)
1 year or less...............................................	1.09	1.12	1.15	1.18	1.37	1.50	2.50
2 years or less (but longer than 1 year).........	1.15	1.18	1.22	1.25	1.46	1.60	2.50
3 years or less (but longer than 2 years)........	1.20	1.23	1.27	1.31	1.53	1.68	2.50
4 years or less (but longer than 3 years)........	1.26	1.29	1.33	1.38	1.61	1.76	2.50
5 years or less (but longer than 4 years)........	1.32	1.35	1.39	1.44	1.68	1.85	2.50
7 years or less (but longer than 5 years)........	1.39	1.43	1.47	1.52	1.79	1.97	2.50
10 years or less (but longer than 7 years)......	1.45	1.50	1.55	1.60	1.89	2.08	2.50
15 years or less (but longer than 10 years)....	1.50	1.55	1.60	1.65	1.96	2.16	2.50
20 years or less (but longer than 15 years)....	1.50	1.55	1.60	1.65	1.96	2.28	2.50
30 years or less (but longer than 20years).....	1.50	1.55	1.60	1.65	1.96	2.29	2.50
Greater than 30 years...................................	1.65	1.73	1.81	1.89	2.05	2.40	2.50

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(1)

Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, shall be limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. If a Corporate Debt Security is unrated by Moody's, S&P or Fitch, the Corporation shall use the Discount Factor set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch shall be accepted at the lower of the two ratings.

(2)	The Discount Factors for Corporate Debt Securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

         (ii)        The Discount Factor for Corporate Debt Securities which provide for conversion or exchange into equity capital at some time over their lives ("Convertible Securities") shall be determined by reference to the delta of such asset with reference to the rating on such asset, in accordance with the guidelines set forth below. (1)(2)

            (A)       Convertible Securities having a delta that ranges between .4-0 shall be discounted using the Discount Factors set forth in the table relating to Discount Factors for Corporate Debt Securities set forth in Section 9.05(f)(i)  above.

(B) The Discount Factor for Convertible Securities having a delta that ranges from 1-.8 shall be determined by reference to the rating on such asset in accordance with the table set forth below:

                                                                     Moody's Rating Category            Discount Factor
                                                                     Ranging from Aaa-Baa3                       1.95
                                                                     Ba1 or lower                                        2.29

(C) The Discount Factor for Convertible Securities having a delta that ranges from .8-.4 shall be determined by reference to the rating on such asset in accordance with the table set forth below:

                                                                       Moody's Rating Category            Discount Factor
                                                                       Ranging from Aaa-Baa3                       1.92
                                                                       Ba1 or lower                                        2.26

(D) The Discount Factor for Convertible Securities that are unrated by Moody's shall be 2.50.

__________________
            (1)        Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value.

            (2)        Upon conversion of Convertible Securities to Common Stock, the Discount Factors applicable to Common Stock shall apply.

         (g)        Financial Contracts. The Discount Factor applied to Financial Contracts shall be determined by reference to the rating of such assets with reference to the remaining term to maturity in accordance with the Discount Factor table used for Corporate Debt Securities in paragraph (i) above.

         (h)        Short-term instruments. The Discount Factor applied to short-term portfolio securities, including without limitation Moody's Eligible Short Term Money Market Instruments and Short Term Money Market Instruments, shall be (i) 1.00, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (ii) 1.15, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (iii) 1.25, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. The Discount Factors set forth in the preceding sentence shall be deemed to supersede and replace the Discount Factors for Short Term Money Market Instruments set forth in the Articles Supplementary.

          (i)         Municipal Debt Obligations. The Discount Factor applied to Municipal Debt Obligations shall be the amount determined by reference to the rating on such asset in accordance with the table set forth below:

Moody's Rating Category	Discount Factor
Aaa	1.51
Aa	1.59
A	1.60
Baa	1.73
Unrated (1)	2.25

________________
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, shall be limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. If a Municipal Debt Obligation is unrated by Moody's, S&P or Fitch, the Corporation shall use the Discount Factor set forth under "Unrated" in the table set forth above. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch shall be accepted at the lower of the two ratings.

(j) Municipal Obligations and Receivables for Municipal Obligations Sold. The Discount Factor applied to Municipal Obligations shall be determined in accordance with the table set forth below.

                                                      Moody's Rating Category            Discount Factor
                                                      MIG-1, VMIG-1, P-1 (1)                    1.00
                                                      MIG-1, VMIG-1, P-1 (2)                    1.36

____________
(1)        Moody's rated Municipal Obligations that have a maturity less than or equal to 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity less than or equal to 49 days.
(2)        Moody's rated Municipal Obligations that have a maturity greater than 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity greater than 49 days.

                      Notwithstanding the foregoing, the Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the Discount Factor table relating to whole loans set forth in paragraph (v) below.

           (k)        Preferred Stock. The Discount Factor applied to Preferred Stock (other than Preferred Stock of REITs) shall be determined by reference to the rating of such assets in accordance with the table set forth below.

Moody's Rating Category	Discount Factor(1)(2)
Aaa Aa A Baa Ba B <B or Not Rated	1.50 1.55 1.60 1.65 1.96 2.16 2.50

__________
(1)        In the case of Preferred Stock which also constitutes Rule 144A Securities, the Discount Factor shall be increased by an additional 0.20.

(2)        DRD shall be assigned a different Discount Factor. Investment grade DRDs shall be given a 1.65 Discount Factor and non-investment grade DRDs will receive a 2.16 Discount Factor.

(l) Receivables. The Discount Factor applied to Receivables shall be 1.00.

            (m)       Rule144A Securities. The Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have such registration rights within one year shall be 120% and 130%, respectively, of the Discount Factor which would apply were the securities registered under the Securities Act.

(n) Rule 2a-7 Money Market Funds. The Discount Factor for Rule 2a-7 Money Market Funds shall be 1.10.

            (o)        Structured Notes. The Discount Factor applied to Structured Notes shall be (i) in the case of a corporate issuer, the Discount Factor used for Corporate Debt Securities, whereby the rating on the issuer of the Structured Note shall be the rating on the Structured Note for purposes of determining the  Discount Factor in the table relating to Corporate Debt Securities; and (ii) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Discount Factor used for U.S. Government Obligations.

            (p)        Rated TRACERS. The Discount Factor applied to rated TRACERS shall be the Discount Factor used for Corporate Debt Securities, based on (i) Morgan Stanley's senior unsecured rating and (ii) the term to maturity.

(q) TRAINS. The Discount Factor applied to TRAINS shall be the Discount Factor used for Corporate Debt Securities, based on (i) Lehman Brothers' senior unsecured rating and (ii) the term to maturity.

            (r)        U.S. Government Obligations and U.S. Treasury Strips. The Discount Factor applied to U.S. Government Obligations and U.S. Treasury Strips shall be determined by reference to the remaining term to maturity of such assets in accordance with the table set forth below. The Discount Factors set forth in the "U.S. Government Obligations" column of the table below shall be deemed to supersede and replace the Discount Factors for U.S. Government Obligations set forth in the Articles Supplementary.

Remaining Term to Maturity	U.S. Government Obligations Discount Factor	U.S. Treasury Strips Discount Factor
1 year or less	1.07	1.07
2 years or less (but longer than 1 year)	1.13	1.15
3 years or less (but longer than 2 years)	1.18	1.21
4 years or less (but longer than 3 years)	1.23	1.28
5 years or less (but longer than 4 years)	1.28	1.35
7 years or less (but longer than 5 years)	1.35	1.47
10 years or less (but longer than 7 years)	1.41	1.63
15 years or less (but longer than 10 years)	1.46	1.91
20 years or less (but longer than 15 years)	1.54	2.18
30 years or less (but longer than 20 years)	1.54	2.44

 (s)        Assets Not Denominated in U.S. Dollars. The Discount Factor applied to any asset constituting Eligible Portfolio Property that is not denominated in U.S. dollars shall be the product of (i) the Discount Factor applicable to such asset pursuant to this Section 9.05 and (ii) the Discount Factor determined by reference to the currency in which such asset is denominated in accordance with the table set forth below (it being understood that if the currency in which such asset is denominated is not set forth in the table set forth below, the Corporation shall contact Moody's to obtain the applicable Discount Factor):

Currency	Discount Factor
Canadian dollar Euro Great Britain pound Japanese yen Australian dollar Hong Kong dollar New Zealand dollar Norwegian krone Swedish krona Thai baht Korean won	1.07 1.11 1.15 1.16 1.13 1.00 1.14 1.11 1.13 1.19 1.21
SECTION 9.06. Actions Requiring Prior Written Consent of Moody's. For so long as any shares of RP are rated by Moody's, the Corporation shall not, without the prior written consent of Moody's:
(a) issue senior securities representing indebtedness as defined under the 1940 Act;
(b) merge or consolidate into or with any other fund;

             (c)        engage in interest rate swaps, caps and floors, and in the event that the Corporation obtains Moody's prior written consent to engage in such interest rate swaps, caps and floors, the following conditions shall be satisfied:  (i) the unsecured senior debt or claims paying ability of the counterparty to the swap, cap or floor shall be rated A3 or better by Moody's or A- or better by S&P or Fitch and; (ii) the swap, collar or floor shall be marked-to-market daily by the counterparty; (iii) a swap, collar or floor that is "in the money" shall be valued at 95% of the accrued net excess of the Corporation's entitlements over its obligations for purposes of calculating the 1940 Act RP Asset Coverage; (iv) 100% of any accrued net excess of the Corporation's obligations over its entitlements with respect to a swap, cap or floor that has not been defeased through the segregation of liquid assets on the Corporation's books and records shall be included as a liability of the Corporation for the purposes of calculating the Moody's RP Basic Maintenance Amount; (v) the swap, cap or floor notional amount shall not exceed the liquidation preference of the shares of RP outstanding and (vi) the Corporation intends to terminate the swap, cap or floor if the Corporation fails to maintain the 1940 Act RP Asset Coverage on the last Business Day of any two consecutive months; or

             (d)        purchase or sell any exchange-traded futures, option or option on a futures contract based on an index, and in the event that the Corporation obtains Moody's prior written consent to purchase or sell any such exchange-traded futures, option or option on a futures contract based on an index (collectively, "Moody's Hedging Transactions"), the following conditions shall be satisfied (provided, however, that transactions that are terminating contracts already held by the Corporation at the time of such transactions are exempt from such conditions):

         (i)         for financial futures contracts based on an index, the total number of contracts held at any one time shall not exceed, without the prior written consent of Moody's, 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Moody's;

         (ii)        the Market Value of financial futures contracts based on an index approved by Moody's shall be limited to 80% of the aggregate Market Value of all Eligible Portfolio Property or 50% of the Corporation's aggregate holdings, whichever is greater;

         (iii)       financial futures contracts based on an index shall be limited to clearinghouses that are rated no lower than A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated A by S&P or Fitch);

         (iv)       the Corporation shall not, without the prior written consent of Moody's, (A) engage in options or futures transactions for leveraging or speculative purposes or (B) write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset; and

         (v)        the Corporation shall not, without the prior written consent of Moody's, enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are otherwise permitted under this Section 9.06(d)), except that the Corporation may enter into such contracts to purchase newly issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

            (A)       the Corporation shall maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's or, if not rated by Moody's, rated F-1 by Fitch, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and

            (B)       the Corporation shall not enter into a Forward Commitment unless, after giving effect thereto, the Corporation would continue to have  Eligible Portfolio Property with an aggregate Discounted Value equal to or greater than the Moody's RP Basic Maintenance Amount.

            SECTION 9.07. Initial Elements of Moody's RP Basic Maintenance Amount. In lieu of the definition in Part I, Paragraph 1, Definitions, of the Articles Supplementary, the following definition of "Moody's RP Basic Maintenance Amount," having been approved by Moody's, shall be used for purposes of the Articles Supplementary:

"Moody's RP Basic Maintenance Amount" means, initially, as of any date, the sum of (i) the aggregate liquidation preference of the shares of RP outstanding and shares of Other RP outstanding, (ii) to the extent not covered in (i), the aggregate amount of accumulated but unpaid cash dividends with respect to the shares of RP outstanding and shares of Other RP outstanding, (iii) any Rights due and payable and any equivalent rights to receive cash with respect to Other RP which are due and payable, (iv) an amount equal to the product of (x) three and (y) the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding, (v) an amount equal to the sum of (x) the amount of accrued but unpaid interest on the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding and (y) an amount equal to 70 days of additional accrued interest on such loan at the then current interest rate borne by such loan, (vi) the aggregate principal amount of any other then outstanding indebtedness of the Corporation for money borrowed, (vii) an amount equal to the sum of (x) the aggregate accrued but unpaid interest on the indebtedness referred to in the foregoing clause (vi) and (y) an amount equal to 70 days of additional accrued interest on such indebtedness at the then current interest rate(s) borne by such indebtedness, (viii) the aggregate Projected Dividend Amount, (ix) redemption premium, if any, and (x) the greater of $200,000 or an amount equal to projected expenses of the Corporation (including, without limitation, fee and indemnification obligations of the Corporation incurred in connection with any commercial paper program undertaken by the Corporation or with any credit facility related thereto) for the next three month period. The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial elements comprising the Moody's RP Basic Maintenance Amount if the Board of Directors determines and Moody's advises the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then current rating on the RP.